UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 3, 2016

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2016, Lennox International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, under which the Company agreed to issue and sell to the several underwriters $350,000,000 aggregate principal amount of the Company’s 3.000% Notes due 2023 (the “Notes”). The Company issued the Notes against payment therefor on November 3, 2016.

The Notes were issued pursuant to the Indenture, dated as of May 3, 2010 (as amended, supplemented or otherwise modified to the date hereof, the “Base Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as further supplemented by the Sixth Supplemental Indenture, dated as of November 3, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and the Trustee. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

The Company will pay interest on the Notes on each of May 15 and November 15, beginning on May 15, 2017. The Notes will mature on November 15, 2023. Before September 15, 2023, the Company may, at any time, redeem the Notes at a redemption price equal to the greater of 100% of the principal amount and the “make whole” price described in the Indenture, plus accrued and unpaid interest. On or after September 15, 2023, the Company may redeem the Notes at par, plus accrued and unpaid interest.

The Company will use the net proceeds from the sale of the Notes for general corporate purposes, which may include repurchasing shares of the Company’s common stock or repaying indebtedness.

Upon the occurrence of both (a) a change of control of the Company and (b) within a specified period in relation to the change of control, a downgrade of the Notes by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services to a rating below an investment grade rating, the Company may be required to purchase some or all of the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

The Notes are subject to the covenants in the Indenture, which include limitations on liens, limitations on sale and leaseback transactions and limitations on mergers, consolidations and transfers of substantially all of the Company’s assets.

The Indenture contains customary events of default, including: (a) failure to pay principal or premium, if any, on they Notes when due; (b) failure to pay any interest on the Notes for 30 days after the interest becomes due; (c) failure to perform, or breach of, any other covenant in the Indenture for 90 days after written notice thereof; (d) the guarantee of any Guarantor ceases to be in effect and enforceable in accordance with its terms; (e) acceleration of at least $75 million of indebtedness of the Company or any Guarantor, as the result of an event of default, as defined in an indenture or instrument under which such indebtedness is outstanding, if such acceleration is not rescinded or annulled within 30 days after notice thereof has been given; and (f) specified events of bankruptcy, insolvency or reorganization involving the Company or any Guarantor.

The foregoing summary of the Base Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the Notes, which are included as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto and are incorporated herein by reference.

In addition, in connection with the public offering of the Notes, the Company is filing the exhibits to this Current Report on Form 8-K for the purpose of incorporating such exhibits in its Registration Statement on Form S-3 (Reg. No. 333-214162). The exhibits to this Current Report on Form 8-K are hereby incorporated into such Registration Statement by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of May 3, 2010, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on S-3 (Registration No. 333-155796)).

4.2	Sixth Supplemental Indenture among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Form of 3.000% Notes due 2023 (included in Exhibit 4.2 hereof).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ John D. Torres
	Name:	John D. Torres
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Dated: November 3, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of May 3, 2010, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on S-3 (Registration No. 333-155796)).

4.2	Sixth Supplemental Indenture among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.3	Form of 3.000% Notes due 2023 (included in Exhibit 4.2 hereof).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof).